UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 28, 2006
                Date of Report (Date of earliest event reported)

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                                ABC FUNDING, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                  333-121070                   56-2458730
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(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)           File Number)               Identification No.)

                               9160 South 300 West
                                 Sandy, UT 84070
          (Address of Principal Executive Offices, including Zip Code)

                                 (801) 601-2138
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.01. Change in Control of Registrant.

      On April 28, 2006, Energy Venture, Inc. ("Energy Venture") consummated its acquisition of shares of the capital stock of ABC Funding, Inc. (the "Company") in accordance with the terms of that stock purchase agreement dated as of April 3, 2006, as amended by that Amendment dated as of April 28, 2006, among Energy Venture and those certain selling stockholders of the Company named therein (as amended, the "Purchase Agreement"). Under the Purchase Agreement Energy Venture acquired a total of 8,200,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") for an aggregate purchase price of $433,037.00, which sum was allocated pro ratably among such selling stockholders based upon a per share price of $0.0528095 (the "Stock Transaction"). Included among the selling stockholders in the Stock Transaction was the Chief Executive Officer, Chief Financial Officer and Chairman of the Company, Harold Barson.

      The Stock Transaction effected a change in control of the Company. Prior to the completion of the Stock Transaction, Mr. Barson and Jeffrey Brown, another officer and director of the Company, held 9,160,000 and 100,000 shares of the Common Stock, respectively, representing collectively 92.6% of the Company's 10,000,000 shares of Common Stock presently issued and outstanding. After giving effect to the Stock Transaction, Energy Venture holds an aggregate of 8,200,000 shares constituting, in the aggregate, 82% of the issued and outstanding shares of Common Stock, effecting a change in the controlling interest of the Company.

      The source of the funds with which Energy Venture purchased such shares was a portion of those gross proceeds, in the aggregate sum of $1,504,925, received by Energy Venture in connection with its private placement of 10% Convertible Promissory Notes and equity securities in Energy Venture pursuant to that Confidential Offering Memorandum dated March 1, 2006 (the "Private Placement").

      To provide the Company with necessary working capital and to enable the Company to benefit from the expertise of certain of its shareholders and their affiliates, in the near future Energy Venture intends to merge into a newly formed wholly-owned subsidiary of the Company. As a result of such merger, the Company will have working capital of approximately $900,000 from the Private Placement. As part of such merger, it is anticipated that the 8,200,000 shares of the Common Stock held by Energy Venture following the Stock Transaction will be cancelled and the Company will: (i) issue approximately 19,665,000 shares of its Common Stock to the shareholders of Energy Venture; (ii) issue options, exercisable for a period of five (5) years to purchase up to 750,000 shares of the Common Stock at a price of $0.60 per share, and 350,000 shares of Common Stock at a price of $0.05 per share in exchange for options of Energy Venture currently outstanding; and (iii) assume the obligations of Energy Venture to repay the approximately $1.5 million in convertible promissory notes issued in connection with the Private Placement. On a fully diluted basis, after giving effect to the shares to be issued in connection with the proposed merger and the underlying shares issuable upon exercise of the options to be granted thereunder, the Company will have an aggregate of 22,565,000 shares of Common Stock then issued and outstanding.


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      Any description of the terms, conditions and covenants of the Purchase
Agreement is qualified in its entirety by reference to such agreement, which is attached as an exhibit and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Change of Management

      As previously reported by the Company in that information statement filed with the Commission under Section 14(f) of the Act on April 13, 2006 (which information statement is hereby incorporated herein), effective upon the completion of the Stock Transaction Alan Gaines and Steve Barrenechea, each an officer and director of Energy Venture, replaced the existing directors of the Company. In addition, Mr. Gaines was elected to serve as Chairman of the Board and Chief Executive Officer of the Company.

      Prior to the completion of the Stock Transaction, Harold Barson had been Chief Executive Officer, Chief Financial Officer and Chairman of the Company and Jeffrey Brown had been Treasurer/Secretary and a director of the Company. As contemplated by the Stock Transaction, Messrs. Barson and Brown each agreed (i) to submit notice of his pending resignation from the Board and as an officer of the Company, effective only upon, and subject to, the effective date of the Stock Transaction and (ii) appoint Messrs. Gaines and Barrenechea to fill the vacancies created by such pending resignations.

      Business Experience of New Management.

      The newly appointed officers and/or directors of the Company have the following business experience:

      Alan Gaines shall serve as Chief Executive Officer and Chairman of the Board of the Company following the Stock Transaction. During the past five years, Mr. Gaines has served as President and CEO of Proton Capital LLC, a privately held merchant and investment banking firm. Since April 2005, Mr. Gaines has served as Chief Financial Officer and Chairman of Baseline Oil & Gas Corp., a public company, where he had previously been Vice Chairman. Mr. Gaines also currently serves as a member of the board of directors for Dune Energy, Inc., a public company. In 1983, Mr. Gaines founded Gaines, Berland Inc., a full service brokerage firm and investment bank specializing in global energy markets, with particular emphasis given to small to mid-capitalization exploration and production, pipeline, midstream, and oilfield services companies. Mr. Gaines served as President of Gaines, Berland from 1983 to 1998. Mr. Gaines holds a BBA in Finance from Baruch College, and an MBA ("With Distinction") from the Zarb School, Hofstra University School of Management.


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      Steven Barrenechea shall serve as Secretary and a Director of the Company following the Stock Transaction. Mr. Barrenechea is the Chief Operating Officer of Coast to Coast Catering Company, an upscale catering service. Since May 2001, Mr. Barrenechea has served as a Director for Dune Energy, Inc., a public company, and from April 2005 to January 2006, Mr. Barrenechea also served as a Director of Baseline Oil & Gas Corp., another public company. Mr. Barrenechea is a member of the Board of Directors of the Creative Coalition, The Milford (Connecticut) Red Cross, and The Child Guidance Center of Fairfield County. Mr. Barrenechea holds a BBA from New York University.

      Terms of Engagement.

      As provided in the Company's by-laws, all directors shall hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. All officers are appointed annually by the board of directors and, subject to any existing employment agreement, serve at the discretion of the board. No employment agreements are in existence currently between the Company and Messrs. Gaines or Barrenechea and at present directors receive no compensation but are entitled to be reimbursed by the Company for any expenses incurred in attending directors' meetings provided there are adequate resources to pay for such expenses. The Company will consider applying for officers and directors liability insurance at such time as it has the resources to do so. The Company has determined that it has neither sufficient members nor resources currently to establish audit, compensation or other committees.

      Relationships and Related Transactions.

      After giving effect to the Stock Transaction, each of Mr. Gaines and Mr. Barrenechea will be indirect owners of all 8,200,000 shares of the Common Stock acquired (or otherwise previously owned) by Energy Venture as a result of their control of Energy Ventures, Inc., a company in which Messrs. Gaines and Barrenechea serve as directors and Mr. Gaines owns a majority of the issued and outstanding shares of capital stock. Such securities ownership represents 82% of the issued and outstanding shares of the Common Stock of the Company and a controlling interest. By reason of the Stock Transaction, Messrs. Gaines and Barrenechea will also become directors and officers of the Company.

Item 9.01. Exhibits.

       Exhibit No.  Description
       -----------  -----------
          10.1 Stock Purchase Agreement dated as of April 3, 2006 among Energy Venture, as buyer, and the named selling stockholders of ABC Funding, Inc.

          10.2 Amendment to Stock Purchase Agreement dated April 28, 2006 among Energy Venture and the named selling stockholders of ABC Funding, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                              ABC FUNDING, INC.


DATE: April 28, 2006                          By: /s/ Alan Gaines
                                                  ------------------------------
                                                  Name:  Alan Gaines
                                                  Title: Chief Executive Officer


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                                  Exhibit Index

       Exhibit No.  Description
       -----------  -----------
          10.1 Stock Purchase Agreement dated as of April 3, 2006 among Energy Venture, as buyer, and the named selling stockholders of ABC Funding, Inc.

          10.2 Amendment to Stock Purchase Agreement dated April 28, 2006 among Energy Venture and each of the named selling stockholders of ABC Funding, Inc.


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